Member of NASD, MSRB and SIPC
EMPIRE FINANCIAL GROUP, INC.
14 East 60 Street, 2nd Floor
NY, NY 10022
646-329-7007
973-277-3634

May 11, 2007
Mr. Robert Parry
Chief Executive Officer
ZBB Energy Corporation
N93 W14475 Whittaker Way
Menomonee Falls, Wisconsin 53051
Re: Proposed Firm Commitment Public Offering
     Dear Mr. Parry:
     Pursuant to the letter of intent between us, dated June 28, 2006 (the “Letter of Intent”), we hereby amend the terms of our compensation as follows (capitalized terms not defined in the letter shall have the meanings defined in the Letter of Intent):
     1. The underwriting discount shall be 6%.
     2. The number of Underwriter’s Warrants shall be equal to 1.5% of the total number of shares sold pursuant to the public offering, or 50,000 warrants assuming the sale of 3,333,333 shares sold to the public.
     3. The amount of out-of-pocket expenses for which you will reimburse us under the circumstances states in the Letter of Intent is reduced from $30,000 to $15,000.
     4. The provisions of paragraph (f) of the Letter of Intent, pursuant to which you agreed to enter into a consulting agreement with us following the offering, are hereby eliminated.
     In addition to the foregoing, we have previously agreed to increase the amount of the offering from $15,000,000 to $20,000,000.

     Except as set forth above, all of the terms and conditions of the Letter of Intent remain in full force and effect.

Very Truly Yours, EMPIRE FINANCIAL GROUP, INC.
By:
Don Wojnowski, CEO